UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2013

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 6, 2013, 2008, KEMET Corporation (the “Company”) committed to  a reduction in force, eliminating approximately 202 positions in 10 countries, representing 6.75% percent of the Company’s salaried workforce and 2% of the global workforce. The Company reported that it has recorded a charge to earnings related to severance expenses of $1.8 million in the March 31, 2013 quarter financial results as a result of this action. The Company will take an additional charge related to severance expenses of $2.6 million in the quarter ending June 30, 2013.  The expected total cash expenditures are estimated to be $4.4 million for the termination benefits for the actions described above.

The Company expects to achieve cost savings related to these actions and other cost eliminations of approximately $3.8 million per quarter beginning in the September 30, 2013 quarter and $12.3 million in its fiscal year ending March 31, 2014.

On May 9, 2013, the Company issued a News Release announcing the reduction in force, a copy of this News Release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)         Not Applicable

(b)         Not Applicable

(c)          Not Applicable

(d)         Exhibits

Exhibit No.	Description of Exhibit
99.1	News Release, dated May 9, 2013, issued by the Company.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2013	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	News Release, dated May 9, 2013, issued by the Company.